UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2006


                              Pharma-Bio Serv, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                    000-50956                 20-0653570
----------------------------    -----------------------      ------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

373 Mendez Vigo, Suite 110, Dorado, Puerto Rico                     00646
-----------------------------------------------                   ----------
    (Address of principal executive offices)                      (Zip Code)

                         Lawrence Consulting Group, Inc.
                   (Former name, if changed since last report)


Registrant's telephone number, including area code:  (787) 278-2709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

      On April 3, 2006, we elected Manuel O. Morera, 50, as our chief financial officer and vice-president -- finance and administration. Mr. Morera will assume these duties on or about April 17, 2006. Mr. Morera has been working for us on a part-time basis since March 24, 2006. From 1997 until April 2006, Mr. Morera was in private practice as an accountant, tax and business counselor. From 1983 until 1997, Mr. Morera was a senior auditor, audit supervisor, manager and senior manager with the accounting firm of Horwath Velez PSC, formerly Laventhol and Horwath Co. Mr. Morera is a cum laude graduate in business administration (accounting) from the University of Puerto Rico.

      We entered into an employment agreement with Mr. Morera pursuant to which we pay Mr. Morera an annual salary of $80,000. The agreement has a one-year term, which we may extend for up to two years. We granted Mr. Morera stock options to purchase 90,000 shares of common stock at the fair market value on the date of grant.

Item 9.01 Financial Statements and Exhibits.


      Exhibits

      99.1 Employment Agreement with Manuel O. Morera.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PHARMA-BIO SERV, INC.
                               (formerly Lawrence Consulting Group, Inc.)
                                             (Registrant)

Date: April 7, 2006            /s/ Elizabeth Plaza
                               ------------------------------------------
                               Elizabeth Plaza, Chief Executive Officer


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